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                                                                    Exhibit 10.1


                        PROFESSIONAL SERVICES AGREEMENT
                        -------------------------------

          THIS AGREEMENT ("Agreement"), dated as of May 15, 1998, by and between The VenCom Group, Inc., an Illinois corporation ("VenCom") and OnePoint Communications Corp., a Delaware corporation (the "Company").

          WHEREAS, Ventures in Communications II, LLC, a Delaware limited liability company ("VIC2") has purchased all of the outstanding shares of the Company's Common Stock, par value $0.01 per share and all of the outstanding shares of the Company's Preferred Stock, par value $1.00 per share;

          WHEREAS, Ventures in Communications, L.L.C., an Illinois limited liability company ("VIC") owns a portion of the membership units of VIC2 and VenCom has purchased a portion of the membership units of VIC;

          WHEREAS, the Company desires to receive financial and management consulting services from VenCom, and obtain the benefit of the experience of VenCom in business and financial management generally and its knowledge of the Company and the Company's financial affairs in particular; and

          WHEREAS, in connection with its investment in the Company through VIC2, VenCom is willing to provide financial and management consulting services to the Company, and the compensation arrangements set forth in this Agreement are designed to compensate VenCom for such services.

          NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, VenCom and the Company hereby agree as follows:

          1. Engagement. The Company hereby engages VenCom as a financial and management consultant, and VenCom hereby agrees to provide financial and management consulting services to the Company, all on the terms and subject to the conditions set forth below.

          2. Services of VenCom. VenCom hereby agrees during the term of this engagement to consult with the Company's board of directors (the "Board") and management of the Company and its subsidiaries in such manner and on such business and financial matters as may be reasonably requested from time to time by the Board, including but not limited to:

          (i)  corporate strategy;

          (ii) budgeting of future corporate investments;
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          (iii)  acquisition and divestiture strategies; and

          (iv)   debt and equity financings.

          3. Personnel. VenCom shall provide and devote to the performance of this Agreement such directors, officers, employees and agents of VenCom as VenCom shall deem appropriate for the furnishing of the services required thereby.

          4.   Investment Fee.  Subject to Section 6 hereof, at the time of any
(a) debt or equity financing of the Company (other than such financing by a member of the Company's senior management other than James A. Otterbeck) (a "financing transaction"), or (b) any acquisition of assets or equity interests of an entity by the Company, or merger of the Company and another entity (an "acquisition transaction"), the Company shall pay to VenCom an investment fee (the "Investment Fee") in immediately available funds equal to two percent (2.0%) of the amount paid to the Company in connection with such financing transaction or such acquisition transaction.

          5. Management Fee. Subject to Section 6 hereof, the Company shall pay to VenCom with respect to each fiscal year a management fee (the "Management Fee") equal to $750,000, payable in advance on the first day of such fiscal year.

          6. Fee Cap. Fees payable hereunder, including the Management Fee and the Investment Fee are subject to an annual aggregate cap of $900,000, provided that if the amount paid in any calendar year is less than $900,000, the annual cap in the next calendar year shall be equal to the difference between $1,800,000 and the amount paid in the previous year and further provided that amounts owed in excess of the cap in any year may be paid in one or more subsequent years if and to the extent they are within the cap in such years.

          7. Expenses. The Company shall promptly reimburse VenCom for such reasonable travel expenses and other out-of-pocket fees and expenses as may be incurred by VenCom, its directors, officers and employees in connection with the transactions related thereto and in connection with the rendering of services hereunder.

          8. Term. This Agreement will continue from the date hereof until VIC2 ceases to own at least 25% of the Common Stock, par value $0.01 per share, of the Company. No termination of this Agreement, whether pursuant to this paragraph or otherwise, shall affect the Company's obligations with respect to the fees, costs and expenses incurred by VenCom in rendering services hereunder and not reimbursed by the Company as of the effective date of such termination.

          9. Liability. Neither VenCom nor any of its affiliates, partners, employees or agents shall be liable to the Company or its subsidiaries or affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from the gross negligence or willful misconduct of VenCom.

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          10.  Indemnification.  The Company agrees to indemnify and hold harmless VenCom, its directors, affiliates, officers, agents and employees against and from any and all loss, liability, suits, claims, costs, damages and expenses (including attorneys' fees) arising from their performance hereunder, except as a result of their gross negligence or intentional wrongdoing.

          11. VenCom an Independent Contractor. VenCom and the Company agree that VenCom shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither VenCom nor its directors, officers, or employees shall be considered employees or agents of the Company as a result of this Agreement nor shall any of them have authority to contract in the name of or bind the Company, except as expressly agreed to in writing by the Company.

          12. Notices. Any notice, report or payment required or permitted to be given or made under this Agreement by one party to the other shall be deemed to have been duly given or made if personally delivered or, if mailed, when mailed by registered or certified mail, postage prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by one party to the other):

          If to VenCom:

               The VenCom Group, Inc.
               2201 Waukegan Road, Suite E200
               Bannockburn, IL 60015
               Attention: President

          If to the Company:

               OnePoint Communications Corp.
               2201 Waukegan Road, Suite E200
               Bannockburn, IL  60015
               Attention: Chairman

          13. Entire Agreement; Modification. This Agreement (a) contains the complete and entire understanding and agreement of VenCom and the Company with respect to the subject matter hereof; and (b) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of VenCom in connection with the subject matter hereof.

          14. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

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          15.  Assignment.  Neither VenCom nor the Company may assign its rights or obligations under this Agreement without the express written consent of the other; provided that VenCom, without the consent of the Company may assign its rights and obligations hereunder to any successor entity to VenCom.

          16. Successors. This Agreement and all the obligations and benefits hereunder shall inure to the successors and permitted assigns of the parties.

          17. Counterparts. This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement.

          18. Choice of Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                               *   *   *   *   *

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          IN WITNESS WHEREOF, VenCom and the Company have caused this Agreement to be duly executed and delivered on the date and year first above written.

                                       THE VENCOM GROUP, INC.


                                       By: /s/ James A. Otterbeck
                                          -----------------------------
                                            James A. Otterbeck
                                       Its: President


                                       ONEPOINT COMMUNICATIONS CORP.

                                       By: /s/ John D. Stavig
                                          -----------------------------
                                            John D. Stavig
                                       Its: Chief Financial Officer